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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224057

Prospectus Supplement
(to Prospectus dated April 19, 2018)

22,727,273 Shares

Common Stock

We are offering 22,727,273 shares of our common stock. Our common stock is traded on the NYSE American under the symbol "SENS." On July 17, 2019, the last reported sale price for our common stock on the NYSE American was $1.29 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we have elected to rely on certain reduced public company disclosure requirements. See "Implications of Being an Emerging Growth Company and a Smaller Reporting Company."

Investing in our common stock involves a high degree of risk. Please read "Risk Factors" beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$1.10	$25,000,000
Underwriting discount(1)	$0.066	$1,500,000
Proceeds to us, before expenses	$1.034	$23,500,000

(1)
See "Underwriting" beginning on page S-27 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted Jefferies LLC (the "underwriter") an option for a period of 30 days to purchase up to an additional 3,409,090 shares of our common stock. If the underwriter exercises the option in full, the total underwriting discount payable by us will be $1,725,000, and the total proceeds to us, before expenses, will be $27,024,999.

The underwriter expects to deliver the common stock to the investors in book-entry form through the facilities of The Depository Trust Company on or about July 22, 2019.

Sole Book-Running Manager

Jefferies

Prospectus Supplement dated July 18, 2019

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a "shelf" registration statement on Form S-3 that we filed with the SEC and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the underwriter have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent notes offering (as defined herein) or a solicitation of any consents in respect of the existing notes (as defined herein).

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms "Senseonics," "the Company," "we," "us" and "our" refer to Senseonics Holdings, Inc. and, where appropriate, Senseonics, Incorporated, our sole subsidiary as of the date of this prospectus supplement. We use Senseonics, the Senseonics logo, Eversense and Eversense XL as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" beginning on page S-8 of this prospectus supplement and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as any amendments thereto reflected in our subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Company Overview

We are a medical technology company focused on the design, development and commercialization of glucose monitoring products to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. Our continuous glucose monitoring ("CGM") systems, Eversense and Eversense XL, are reliable, long-term, implantable CGM systems that we have designed to continually and accurately measure glucose levels in people with diabetes for a period of up to 90 and 180 days, respectively, as compared to six to fourteen days for currently available CGM systems. We believe Eversense and Eversense XL will provide people with diabetes with a more convenient method to monitor their glucose levels in comparison with the traditional method of self-monitoring of blood glucose, as well as currently available CGM systems. In our U.S. pivotal clinical trial, we observed that Eversense measured glucose levels over 90 days with a degree of accuracy superior to that of other currently available CGM systems. Our Eversense and Eversense XL systems are currently approved for sale in Europe, the Middle East and Africa (EMEA) and our Eversense system is currently approved for sale in the United States.

European Development and Commercialization of Eversense

In September 2015, we entered into a distribution agreement with Rubin Medical ("Rubin"), pursuant to which we granted Rubin the exclusive right to market, sell and distribute Eversense in Sweden, Norway and Denmark through September 2020. Rubin markets and sells medical products for diabetes treatment in the Scandinavian region, including as the exclusive Scandinavian distributor for the insulin pump manufacturer Tandem Corporation. Under the agreement, Rubin is obligated to purchase from us specified minimum volumes of Eversense components at pre-determined prices.

In May 2016, we entered into a distribution agreement with Roche Diagnostics International AG and Roche Diabetes Care GmbH, together referred to as Roche, pursuant to which we granted Roche the exclusive right to market, sell and distribute Eversense in Germany, Italy and the Netherlands. Under the agreement, Roche is obligated to purchase from us specified minimum volumes of Eversense components at pre-determined prices. We began distributing Eversense through Roche in Germany in September 2016 and in Italy and the Netherlands in the fourth quarter of 2016.

In November 2016, we entered into an amendment to the distribution agreement with Roche granting Roche the exclusive right to market, sell and distribute Eversense in Europe, the Middle East and Africa, excluding Sweden, Norway, Denmark, Finland and Israel. In January 2019, we entered into an additional amendment to the distribution agreement with Roche to extend the agreement through January 31, 2021. Pursuant to the amendment to the agreement, Roche has agreed to certain purchase levels of Eversense systems and pricing terms through the extended term of the agreement. In addition, under the amendment, Roche's role as the exclusive distributor of Eversense was expanded to provide Roche with exclusive distribution rights in 17 additional countries, including Brazil, Russia, India and China, as well as select markets in the Asia Pacific and Latin American regions. To date, we have begun distributing Eversense in an aggregate of 15 European countries through Rubin and Roche.

In September 2017, we received the CE mark for Eversense XL, which is indicated for a sensor life of up to 180 days. Eversense XL began commercialization in Europe in the fourth quarter of 2017. All such commercialization and marketing activities remain subject to applicable government approvals.

United States Development of Eversense

In 2016, we completed our PRECISE II pivotal clinical trial in the United States. This trial, which was fully enrolled with 90 subjects, was conducted at eight sites in the United States. In the trial, we measured the accuracy of Eversense measurements through 90 days after insertion. We also assessed safety through 90 days after insertion or through sensor removal. In the trial, we observed a mean absolute relative difference ("MARD") of 8.4% utilizing two calibration points for Eversense across the 40-400 mg/dL range when compared to YSI blood reference values during the 90-day continuous wear period. We also observed a MARD of 9.5% utilizing one calibration point for Eversense across the 40-400 mg/dL range when compared to YSI blood reference values during the 90-day continuous wear period. Based on the data from this trial, in October 2016 we submitted a pre-market approval ("PMA") application to the U.S. Food and Drug Administration (the "FDA") to market Eversense in the United States for 90-day use. On June 21, 2018, we received PMA approval from the FDA for the Eversense system. In July 2018, we began distributing the Eversense system directly in the United States through our own direct sales and marketing organization. We have received Category III CPT codes for the insertion and removal of the Eversense sensor. We intend to pursue a Category I CPT code.

In March 2019, we launched a patient access program (the "Eversense Bridge Program") to assist those patients who do not have insurance coverage for Eversense, or whose insurance is denied or insufficient. Pursuant to this program, we are providing financial assistance to eligible patients purchasing Eversense to enable more patients to access the Eversense system. The amount of assistance that we provide depends on a patient's insurance coverage. The program establishes maximum limits per patient and excludes certain patients as ineligible, including government-insured patients and residents of certain states. Although this program has just recently begun, we already see stimulated interest and activity across patients and providers. The program provides opportunities to engage both regional and national payors, which we expect will lead to additional positive payor coverage decisions for the Eversense system.

The Concurrent Financing Transactions

Concurrently with this offering, we are conducting a separate offering of $82.0 million aggregate principal amount of convertible senior notes (the "new notes"), in an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 144A (the "concurrent notes offering"). The closing of the concurrent notes offering is contingent upon the closing of this offering and the amendment of the existing notes indenture described below.

On July 16, 2019, we entered into a loan and security agreement with Solar Capital Ltd. ("Solar"), as collateral agent, and the lenders from time to time party thereto with respect to a new senior term debt facility (the "credit agreement"), pursuant to which we intend to borrow $45.0 million. In this prospectus supplement, we refer to the credit agreement and the concurrent notes offering, collectively, as the "concurrent financing transactions." The closing of the credit agreement and the funding of the term loan are expected to occur concurrently with the closing of the concurrent notes offering and are subject to the receipt of at least $40.0 million in net proceeds from this offering and the concurrent notes offering (after giving effect to repurchases of our 5.25% Convertible Senior Subordinated Notes due 2023 (the "existing notes") with a portion of the net proceeds from the concurrent notes offering at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon), the amendment of the indenture governing the existing notes (the "existing notes indenture") described below and other customary closing conditions. In addition, in connection with the closing of the credit agreement, we will issue warrants to purchase shares of our common stock to Solar, as described in "Description of Concurrent Financing Transactions — Credit Agreement." We expect to use the proceeds of the term loan to repay in full and terminate our existing credit facility (the "Oxford/SVB Facility") with Oxford Finance LLC and Silicon Valley Bank, and for working capital and general corporate purposes.

The existing notes indenture currently includes a restrictive covenant that limits our ability to incur additional indebtedness. Concurrently with this offering, we are conducting a consent solicitation, whereby we are seeking the consent of the holders of a majority in principal amount of the existing notes to amend the existing notes indenture to remove this covenant. Unless extended by us, the consent solicitation will expire at 5:00 p.m., New York city time, on July 31, 2019. In connection with the consent solicitation, we are offering holders of the existing notes a consent fee equal to 0.50% of the principal amount of existing notes in respect of which holders properly submit consents. We have entered into a consent solicitation support agreement (the "support agreement") with beneficial holders of existing notes (the "supporting holders") representing approximately 55% of the principal amount of the existing notes outstanding, pursuant to which, subject to the closing of this offering, the supporting holders have committed to deliver their respective consents to the amendment within three business days from the commencement of the consent solicitation. Accordingly, if the supporting holders comply with their obligations under the support agreement, we will receive the requisite consents to amend the existing notes indenture to remove the restrictive covenant. We expect to execute a supplemental indenture to the existing notes indenture to reflect the foregoing amendment promptly after the requisite consents have been obtained and following the closing of this offering, which we expect to occur before the expiration of the consent solicitation. This prospectus supplement and the accompanying prospectus are not a solicitation of any consents in respect of the existing notes.

The supporting holders have indicated an interest in purchasing approximately $58.0 million aggregate principal amount of new notes in the concurrent notes offering, subject to our repurchase of $29.0 million aggregate principal amount of their existing notes with a portion of the proceeds of the concurrent notes offering at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon. None of such holders are under any obligation to purchase any of the new notes and their interest in purchasing such notes is not a commitment to do so. Assuming our repurchase of a total of $37.0 million aggregate principal amount of existing notes, we would need to raise at least $77.0 million in net proceeds from this offering and the concurrent notes offering to satisfy the closing conditions for the concurrent notes offering and the credit agreement.

We cannot give any assurance that the concurrent notes offering will be completed. In addition, we cannot give any assurance that the closing of the credit agreement will occur on the terms described herein, or at all. The closing of this offering is not contingent upon the closing of the concurrent notes offering, the amendment of the existing notes indenture or the closing of the credit agreement. The foregoing description and other information in this prospectus supplement regarding the concurrent notes offering is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any of the new notes.

Recent Developments

Preliminary Financial Information for the Quarter Ended June 30, 2019

We expect our total net revenue for the three months ended June 30, 2019 will be between $4.4 million and $4.7 million, consisting of U.S. revenue between $1.0 million and $1.1 million and net revenue from outside the United States between $3.4 million and $3.6 million. We estimate that our cash and cash equivalents as of June 30, 2019 were approximately $65 million. Cash used in operating activities in the second quarter of 2019 was higher than in the first quarter of 2019, primarily driven by the timing of receivables collections within the year and inventory build for sales in the second half of 2019.

These financial results are only preliminary estimates and are based on information available to management as of the date of this prospectus supplement, and these expectations could change. Our actual financial results as of and for the three months ended June 30, 2019 are subject to the completion of our financial statements as of and for such period. Final net revenue results will be impacted by certain assumptions regarding the timing of revenue recognition and rebates. There can be no assurance that our actual results for the second quarter of 2019 will not differ from the preliminary financial results presented herein, and such changes could be material. The preliminary financial results presented herein should not be viewed as a substitute for full financial statements prepared in accordance with the generally accepted accounting principles in the United States and are not indicative of the results to be achieved for any future periods. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates and accordingly do not express an opinion or any other form of assurance with respect thereto. Complete quarterly results as of and for the three months ended June 30, 2019 will be announced during our second quarter financial results earnings conference call and included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2019.

Termination of At-the-Market Offering

On July 16, 2019, we terminated our Sales Agreement, dated March 30, 2018, with Cowen and Company, LLC ("Cowen"), pursuant to which we could from time to time sell shares of our common stock having an aggregate offering price of up to $50 million through Cowen as sales agent. We did not sell any shares of our common stock pursuant to the sales agreement.

Company Information

We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy (the "Acquisition").

In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.

Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Our telephone number is (301) 515-7260. Our website is located at http://www.senseonics.com. We do not incorporate by reference in this prospectus supplement the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an "emerging growth company" as defined in the JOBS Act. An emerging growth company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

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  being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

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  not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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  not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

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  reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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  not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an "emerging growth company" until December 31, 2019 at the latest. We may choose to take advantage of some but not all of these reduced burdens. For example, we have taken advantage of the reduced reporting requirements with respect to disclosure regarding our executive compensation arrangements, have presented only two years of audited financial statements and only two years of related "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in our public filings, and have taken advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a "smaller reporting company" as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements.

To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

THE OFFERING

Common stock offered by us	22,727,273 shares.
Common stock to be outstanding immediately after this offering	199,685,760 shares (or 203,094,850 shares if the underwriter exercises in full its option to purchase 3,409,090 additional shares).
Option to purchase additional shares	We have granted the underwriter an option for 30 days from the date of this prospectus supplement to purchase up to 3,409,090 additional shares of our common stock.
Use of proceeds

We estimate that the net proceeds to us in this offering will be approximately $23.2 million, or approximately $26.7 million if the underwriter exercises in full its option to purchase additional shares, in each case after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. See "Use of Proceeds."

Risk factors

You should read the "Risk Factors" section of this prospectus supplement and in the documents incorporated by reference herein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

NYSE American symbol	"SENS."

The number of shares of our common stock to be outstanding after this offering is based on 176,958,487 shares of our common stock outstanding as of March 31, 2019 and excludes:

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  27,493,924 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted-average exercise price of $2.25 per share;

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  4,071,581 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2019, at a weighted-average exercise price of $1.86 per share;

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  5,742,257 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2019 consisting of (a) 868,551 shares of common stock reserved for future issuance under the Amended and Restated 2015 Equity Incentive Plan, and (b) 4,873,706 shares of common stock reserved for issuance under the 2016 Employee Stock Purchase Plan;

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  1,800,000 shares of common stock reserved for future issuance under our inducement plan, which was adopted by our board of directors subsequent to March 31, 2019;

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  20,016,733 shares of our common stock issuable upon the conversion of our existing notes, outstanding as of March 31, 2019, which number of shares will be reduced in connection with the repurchase of existing notes with a portion of the proceeds from our concurrent notes offering as described above in "Prospectus Supplement Summary — Concurrent Financing Transactions";

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  any shares of our common stock issuable upon the conversion of the new notes described above in "Prospectus Supplement Summary — Concurrent Financing Transactions"; and

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  shares of our common stock issuable upon the exercise of warrants that we intend to issue to Solar in connection with the credit agreement, as described in "Description of Concurrent Financing Transactions — Credit Agreement."

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described above and no exercise by the underwriter of its option to purchase additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

Our registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our management has concluded that there was substantial doubt about our ability to continue as a going concern through March 31, 2020. We may need to raise substantial additional funds in the future, and these funds may not be available on acceptable terms or at all. A failure to obtain this necessary capital when needed could force us to delay, limit, scale back or cease some or all operations and liquidate some or all assets.

We currently do not have sufficient cash to fund our operations through March 31, 2020 without additional financing and, therefore, our management has concluded there was substantial doubt about our ability to continue as a going concern. Our independent registered public accounting firm included an explanatory paragraph regarding this uncertainty in its report on the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. As of March 31, 2019, we had approximately $103.7 million in cash and cash equivalents and, as of June 30, 2019, we estimate that our cash and cash equivalents were approximately $65 million. See "Prospectus Supplement Summary — Recent Developments — Preliminary Financial Information for the Quarter Ended June 30, 2019." We have insufficient committed sources of additional capital to fund our operations in accordance with our current operating plans for more than a limited period of time. We do not expect our existing cash and cash equivalents will be sufficient to fund our operations through the first quarter of 2020. The continued growth of our business, including the establishment of our sales and marketing infrastructure, and research and development activities will significantly increase our expenses. In addition, the amount of our future product sales is difficult to predict and actual sales may not be in line with our expectations. As a result, we may need to seek substantial additional funds in the future. Our future capital requirements will depend on many factors, including:

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  the cost of obtaining and maintaining regulatory clearance or approval for Eversense or future versions of Eversense;

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  the costs associated with developing and commercializing our products;

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  any change in our development priorities regarding our future versions of Eversense;

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  the revenue generated by sales of Eversense or future versions of Eversense;

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  the costs associated with expanding our sales and marketing infrastructure;

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  any change in our plans regarding the manner in which we choose to commercialize our products in the United States;

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  the cost of ongoing compliance with regulatory requirements;

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  expenses we incur in connection with potential litigation or governmental investigations;

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  anticipated or unanticipated capital expenditures; and

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  unanticipated general and administrative expenses.

As a result of these and other factors, we may in the future seek additional capital from public or private offerings of our capital stock, borrowings under credit lines or other sources or we may seek to convert our existing debt obligations into equity interests. Issuances of additional debt or equity securities or the conversion of any of our currently outstanding debt obligations into shares of our common stock or the exercise of our currently outstanding warrants for shares of our common stock could impact the rights of the holders of our common stock and will dilute their ownership percentage. The new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders, and the establishment of other funding facilities may impose restrictions on our operations. In addition, if we raise additional funds through collaborations, licensing, joint ventures, strategic alliances, partnership arrangements or other similar arrangements, it may be necessary to relinquish valuable rights to our potential future products or proprietary technologies, or grant licenses on terms that are not favorable to us.

There can be no assurances, however, that we will be able to raise additional capital in the future on acceptable terms, or at all. If we are unable to raise additional capital, we may not be able to establish and expand our sales and marketing infrastructure, enhance Eversense or future versions of Eversense, take advantage of future opportunities, or respond to competitive pressures, changes in supplier relationships, or unanticipated changes in customer demand. Moreover, we may be unable to meet our obligations under our convertible senior subordinated notes, the Loan and Security Agreement or other agreements, which could result in an acceleration of our obligation to repay all amounts owed thereunder, and we may be forced to liquidate our assets. If we are or become insolvent, holders of our common stock or other securities may lose the entire value of their investment. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. Any of these events could adversely affect our ability to achieve our strategic objectives, which could negatively effect on our business, financial condition and operating results.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our historical net tangible book value per share after this offering. To the extent outstanding options or warrants, including the warrants that we expect to issue to Solar in connection with the closing of the credit agreement, are exercised, you will incur further dilution.

Investors in this offering may experience future dilution.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our common stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer dilution in their investment.

The closings of our concurrent financing transactions are subject to certain conditions, and the failure of either transaction to close would have a material adverse effect on our expected liquidity and capital resources.

The closing of this offering of common stock is not contingent upon the closing of the concurrent notes offering or the closing of the credit agreement. However, the closing of the concurrent notes offering is contingent upon the closing of this offering of common stock with at least a $25.0 million aggregate public offering price and the amendment of the existing notes indenture, which we do not expect will occur until at least three business days after the closing of this offering, if at all, and other customary closing conditions. The closing of the credit agreement is expected to occur concurrently with the closing of the notes offering and is subject to the receipt of at least $40.0 million in net proceeds from this offering and the concurrent notes offering (after giving effect to repurchases of the existing notes with a portion of the net proceeds from the concurrent notes offering at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon), the amendment of the existing notes indenture and other customary closing conditions. Our concurrent financing transactions are subject to market conditions. In addition, the proposed amendment of the existing notes indenture requires the consent of the holders of a majority in principal amount of the existing notes. Assuming our repurchase of a total of $37.0 million aggregate principal amount of existing notes, we would need to raise at least $77.0 million in net proceeds from this offering and the concurrent notes offering to satisfy the closing conditions for the concurrent notes offering and the credit agreement. There can be no assurance that we will be able to satisfy all of the closing conditions for each of the concurrent financing transactions or that we will be able to close the concurrent financing transactions on the terms described herein. If, for any reason, we are not able to close the concurrent notes offering and credit agreement on the terms described herein, we would not be able to repay the outstanding borrowings under our existing Oxford/SVB Facility, our capital resources would be significantly constrained and we would likely need to seek additional financing, which could be on terms materially less favorable than those contemplated by the concurrent financing transactions, if available at all, which would have a material adverse effect on our expected liquidity and capital resources.

Our preliminary second quarter financial results represent management's current estimates and are subject to change.

The preliminary financial results contained in "Prospectus Supplement Summary — Recent Developments — Preliminary Financial Information for the Quarter Ended June 30, 2019" are only preliminary estimates of a limited number of financial statement items and are based on information available to management as of the date of this prospectus supplement, and these expectations could change. Our actual financial results as of and for the three months ended June 30, 2019 are subject to the completion of our financial statements as of and for such period. Such actual financial results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results as of and for the three months ended June 30, 2019 may differ materially from the preliminary financial results we have provided as a result of the completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized. Final net revenue results will be impacted by certain assumptions regarding the timing of revenue recognition and rebates. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates and accordingly do not express an opinion or any other form of assurance with respect thereto. Complete results as of and for the three months ended June 30, 2019 will be announced during our second quarter financial results earnings conference call and included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2019. See the other risks described in this section and "Special Note Regarding Forward-Looking Statements" for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report for the three months ended June 30, 2019.

The price of our common stock may be volatile, and you may not be able to resell your shares at prices that are attractive to you.

The trading volume of our common stock has been limited since our common stock began publicly trading on the OTCQB in December 2015 and has remained limited on the NYSE American since our common stock was listed on the NYSE American in March 2016, and there can be no assurance that an active and liquid trading market for our common stock will develop or be sustained. It may be difficult for stockholders to sell their shares of our common stock at prices that are attractive to them, or at all. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products, product candidates or technologies by using shares of our common stock as consideration. Stockholders may also be unable to sell their shares of common stock at prices that are attractive to them due to fluctuations in the market price of our common stock. Furthermore, if our stockholders sell a substantial number of shares of our common stock, especially if those sales are made during a short period of time, those sales could adversely affect the market price of our common stock and could impair our ability to raise capital. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we could be subject to a securities class action litigation as a result of volatility in the price of our stock, which could result in substantial costs and diversion of management's attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

Because we do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our ability to pay dividends on shares of our common stock is further limited by restrictions on our ability to pay dividends or make distributions under the terms of the agreements governing our indebtedness, including the indenture governing the notes offered in the concurrent notes offering, and may be limited by future similar agreements. Accordingly, you may have to sell some or all of your securities in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell securities and you may lose the entire amount of the investment.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. In connection with the concurrent notes offering, we expect that we, together with Senseonics, Incorporated, will enter into a resale registration rights agreement with the initial purchaser for the concurrent notes offering. This agreement will provide that we will file no later than 45 days after the date of original issuance of the new notes, and seek to have declared effective no later than 90 days thereafter, a registration statement with respect to the new notes, the subsidiary guarantees of the new notes and the shares of common stock issuable upon conversion of the new notes. In addition, certain of our stockholders have the right to require us to register the sales of their shares under the Securities Act under agreements between us and such stockholders. We cannot predict the effect that the filing of these registration statements and the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Anti-takeover provisions in our charter documents, under Delaware law and under the indenture governing the new notes may make an acquisition of us, which may be beneficial to our stockholders, more difficult.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change in control or changes in our management, including:

  ▪
  only one of our three classes of directors is elected each year;

  ▪
  stockholders are not entitled to remove directors other than by a 66 2/3% vote and only for cause;

  ▪
  stockholders are not permitted to take actions by written consent;

  ▪
  stockholders are not permitted to call a special meeting of stockholders; and

  ▪
  stockholders are required to give advance notice of their intention to nominate directors or submit proposals for consideration at stockholder meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested" stockholder for a period of three years following the date on which the stockholder became an "interested" stockholder. Any of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, and they could deter potential acquirers of our company, thereby reducing the likelihood that holders of common stock would receive a premium for such common stock in an acquisition.

Furthermore, our obligations under the new notes and the indenture governing the new notes could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that holders of shares of our common stock may view as favorable.

We will have broad discretion to use the net proceeds from this offering and our concurrent financing transactions, which we may not use effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and our concurrent financing transactions. If we do not use the net proceeds effectively, our business, financial condition, results of operations, and prospects could be harmed, and the market price of our common stock could decline. Pending their use, we may invest the net proceeds from this offering and our concurrent financing transactions in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government that may not generate a high yield.

Risks Related to Our Indebtedness

If holders of the existing notes object to the consent solicitation or the amendment of the existing notes indenture, it could have a material adverse effect on our business and financial condition.

In connection with the concurrent financing transactions, we are contemporaneously conducting a consent solicitation whereby we are seeking the consent of the holders of a majority in principal amount of the existing notes to amend the existing notes indenture to remove a covenant that restricts our ability to incur indebtedness. Pursuant to the terms of the existing notes indenture, receipt of consents that are validly executed from holders of a majority in principal amount of the existing notes (excluding any existing notes held by us or any of our affiliates) is required to approve the proposed amendment. We have entered into a support agreement with the supporting holders, pursuant to which, subject to the closing of this offering of common stock, the supporting holders have committed to deliver their respective consents to the amendment within three business days from the commencement of the consent solicitation. The supporting holders, in the aggregate, beneficially own approximately 55% of the principal amount of existing notes outstanding and, accordingly, if the supporting holders comply with their obligations under the support agreement, we will receive the requisite consents to amend the existing notes indenture to remove the restrictive covenant. We expect to execute a supplemental indenture to the existing notes indenture to reflect the foregoing amendment promptly after the requisite consents are received, which we expect to occur before the expiration of the consent solicitation. The supporting holders have interests that may differ from other holders of the existing notes, including the fact that we expect the supporting holders to purchase a portion of the new notes offered in the concurrent notes offering and we intend to repurchase their existing notes with a portion of the net proceeds of the concurrent notes offering. If the remaining holders of the existing notes object to the support arrangement, the consent solicitation or the amendment of the existing notes indenture, they could challenge the issuance of the notes and the incurrence of the term loans under the credit agreement. Any such challenge could divert management's attention from our day-to-day operations and could have a material adverse effect on our business and financial condition.

Restrictive covenants under the existing notes indenture, the indenture governing the new notes offered in the concurrent notes offering and the credit agreement may limit the manner in which we operate.

The existing notes indenture, the indenture governing the new notes being offered in the concurrent notes offering and the credit agreement contain, or will contain, as applicable, and any future indebtedness we incur may contain, various negative covenants that restrict, among other things, our ability and the ability of our restricted subsidiaries to:

  ▪
  incur additional indebtedness, guarantee indebtedness or issue disqualified stock or, in the case of such subsidiaries, preferred stock;

  ▪
  declare or pay dividends on, repurchase or make distributions in respect of, their capital stock or make other restricted payments;

  ▪
  make investments or acquisitions;

  ▪
  create liens;

  ▪
  enter into agreements restricting certain subsidiaries' ability to pay dividends or make other intercompany transfers;

  ▪
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets and the assets of our restricted subsidiaries;

  ▪
  enter into transactions with affiliates;

  ▪
  sell, transfer or otherwise convey certain assets; and

  ▪
  prepay certain types of indebtedness.

In addition, the credit agreement will impose minimum liquidity and monthly net product revenue requirements and the term loan and other obligations under the credit agreement will be secured by substantially all of our assets. As a result, we are limited in the manner in which we conduct our business and we may be unable to engage in favorable business activities, repurchase shares of our common stock or finance future operations or capital needs. See "Description of Concurrent Financing Transactions — New Notes — Covenants."

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the indebtedness we expect to incur in the concurrent financing transactions, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Despite our current debt levels, subject to certain conditions and limitations, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, subject to certain conditions and limitations in the existing notes indenture, the indenture governing the new notes and the credit agreement, we and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. We may not be subject to any restrictions on incurrence of additional indebtedness under the terms of any future indebtedness. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

Additional Risks Related to our Business

If there are significant disruptions in our information technology systems, our business, financial condition and operating results could be adversely affected.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage marketing data, accounting and financial functions, inventory management, product development tasks, research and development data, and technical support functions. Our information technology systems are vulnerable to damage or interruption from earthquakes, fires, floods and other natural disasters, terrorist attacks, attacks by computer viruses or hackers, power losses, and computer system or data network failures. In addition, our data management application and a variety of our software systems, including the software in our smart transmitter, are hosted by third-party service providers whose security and information technology systems are subject to similar risks, which could be subject to computer viruses or hacker attacks or other failures. If our or our third-party service providers' security systems are breached or fail, unauthorized persons may be able to obtain access to sensitive data. If we or our third-party service providers were to experience a breach compromising sensitive data, our brand and reputation could be adversely affected and the use of our products could decrease.

The failure of our or our service providers' information technology systems or our transmitter's software to perform as we anticipate or our failure to effectively implement new information technology systems could disrupt our entire operation or adversely affect our products and could result in decreased sales, increased overhead costs, and product shortages, all of which could negatively affect our reputation, business, financial condition and operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These are based on our management's current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled "Business," "Risk Factors" and "Management Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, as well as any amendments thereto, as applicable, filed with the SEC. All statements other than statements of historical fact could be deemed forward-looking, including statements about:

  ▪
  the timing of, and our ability to obtain and maintain regulatory approval of, Eversense XL in the United States;

  ▪
  our ability to maintain regulatory approval of Eversense in the United States;

  ▪
  our ability to maintain regulatory approval of Eversense and Eversense XL in Europe;

  ▪
  the clinical utility of Eversense;

  ▪
  our ability to develop future generations of Eversense;

  ▪
  our ability to access our credit facilities in the future;

  ▪
  our ability to continue as a going concern;

  ▪
  the timing and availability of data from our clinical trials;

  ▪
  the timing of our planned regulatory filings;

  ▪
  our future development priorities;

  ▪
  our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

  ▪
  our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

  ▪
  our commercialization, marketing and manufacturing capabilities and strategy;

  ▪
  the success of the Eversense Bridge Program;

  ▪
  our ability to comply with applicable regulatory requirements;

  ▪
  our ability to maintain our intellectual property position;

  ▪
  our estimates regarding the size of, and future growth in, the market for CGM systems;

  ▪
  our expectations with respect to our concurrent notes offering and the credit agreement;

  ▪
  our estimates regarding our preliminary financial results for the quarter ended June 30, 2019;

  ▪
  our expectations with respect to the credit agreement;

  ▪
  our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and

  ▪
  our estimates regarding our future expenses and needs for additional financing.

In some cases, you can identify forward-looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "target," "seek," "contemplate," and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each such forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the section titled "Risk Factors" in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this prospectus supplement represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

You should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference, as described in the section titled "Incorporation of Certain Information by Reference," completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

 USE OF PROCEEDS

We estimate that the net proceeds to us in this offering will be approximately $23.2 million, or approximately $26.7 million if the underwriter exercises in full its option to purchase additional shares, in each case after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and the concurrent financing transactions, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. Pending these uses, we expect to invest the net proceeds in short-term, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2019 on:

  ▪
  an actual basis; and
  ▪
  an as adjusted basis to give effect to:
  ▪
  the concurrent notes offering of $82.0 million aggregate principal amount of the new notes, after deducting the initial purchaser's discount and estimated offering expenses payable by us, and giving effect to the application of approximately $38.0 million of the net proceeds from the concurrent notes offering to repurchase $37.0 million aggregate principal amount of existing notes at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon;
  ▪
  the closing of the credit agreement and the borrowing of a term loan in an aggregate principal amount of $45.0 million thereunder, after deducting estimated expenses related to the transaction, and the use of a portion of the proceeds therefrom to repay outstanding indebtedness under the Oxford/SVB Facility; and
  ▪
  the issuance and sale of shares of our common stock in this offering having an aggregate public offering price of $25.0 million, after deducting the underwriting discount and estimated offering expenses payable by us.

You should read the information in this table together with our consolidated financial statements and accompanying notes incorporated by reference herein and "Description of Concurrent Financing Transactions" appearing elsewhere in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see "Where You Can Find More Information." The following table assumes that the underwriter's option to purchase additional shares has not been exercised.

	As of March 31, 2019
	Actual	As Adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents	$103,675	$198,040

Long-term debt, including current portion:
Existing notes payable including the derivative liability, net of discount(1)(2)	51,968	15,485
New notes, net of discount	—	77,003	(3)
Oxford/SVB Facility, net of discount(2)	12,347	—
Credit agreement, net of discount	—	43,708

Stockholders' equity:
Common stock, $0.001 par value; 450,000,000 shares authorized, 176,958,487 shares issued and outstanding, actual, 199,685,760 shares issued and outstanding, as adjusted	177	200
Additional paid-in capital	430,926	454,071
Accumulated deficit	(387,159)	(387,829)

Total stockholders' equity	43,944	66,442

Total capitalization	$108,259	$202,638

(1)
This presentation does not give effect to any payments of consent fee in connection with the consent solicitation.
(2)
We have not completed our analysis under ASC 470 to determine proper accounting treatment of the payoff of existing debt.
(3)
The as adjusted carrying value of the new notes to be sold in the concurrent notes offering represents the face value of such notes, net of discount, without regard to any accounting treatment that may be required to separately account for potential embedded derivative instruments. The value assigned to any derivative financial instruments that require separate accounting would not affect principal or interest amounts that we will have to pay.

The number of shares of our common stock shown as issued and outstanding in the table above is based on 176,958,487 shares of common stock outstanding as of March 31, 2019, and excludes:

  ▪
  27,493,924 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted-average exercise price of $2.25 per share;

  ▪
  4,071,581 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2019, at a weighted-average exercise price of $1.86 per share;

  ▪
  5,742,257 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2019 consisting of (a) 868,551 shares of common stock reserved for future issuance under the Amended and Restated 2015 Equity Incentive Plan, and (b) 4,873,706 shares of common stock reserved for issuance under the 2016 Employee Stock Purchase Plan;

  ▪
  1,800,000 shares of common stock reserved for future issuance under our inducement plan, which was adopted by our board of directors subsequent to March 31, 2019;

  ▪
  20,016,733 shares of our common stock issuable upon the conversion of our existing notes, outstanding as of March 31, 2019, which number of shares will be reduced in connection with the repurchase of existing notes with a portion of the proceeds from our concurrent notes offering as described above in "Prospectus Supplement Summary — Concurrent Financing Transactions";

  ▪
  any shares of our common stock issuable upon the conversion of the new notes described above in "Prospectus Supplement Summary — Concurrent Financing Transactions"; and

  ▪
  shares of our common stock issuable upon the exercise of warrants that we intend to issue to Solar in connection with the credit agreement, as described in "Description of Concurrent Financing Transactions — Credit Agreement."

DESCRIPTION OF CONCURRENT FINANCING TRANSACTIONS

New Notes

Concurrently with this offering, we are conducting a separate offering of $82.0 million aggregate principal amount of the new notes in the concurrent notes offering. Set forth below is a summary of the expected terms of the new notes. We expect to use a portion of the net proceeds from the concurrent notes offering to repurchase a total of $37.0 million aggregate principal amount of existing notes from holders of existing notes, including certain holders that have entered into a consent solicitation support agreement in connection with the consent solicitation (as defined herein), at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon, and use the remaining amounts for working capital and general corporate purposes. Assuming our repurchase of a total of $37.0 million aggregate principal amount of existing notes, we would need to raise at least $77.0 million in net proceeds from this offering and the concurrent notes offering to satisfy the closing conditions for the concurrent notes offering and the credit agreement.

Interest on the new notes will be payable semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2020, at a rate of 5.25% per year. The new notes will mature on January 15, 2025 unless earlier converted, redeemed or repurchased in accordance with their terms.

The new notes will be convertible, at the option of the holders, into shares of the our common stock, at an initial conversion rate of 757.5758 shares per $1,000 principal amount of the new notes (equivalent to an initial conversion price of approximately $1.32 per share, which represents a 20% premium to the public offering price of the common stock in this offering).

We may redeem for cash all or part of the new notes, at our option, if (1) the last reported sale price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption and (2) a registration statement covering the resale of the shares of our common stock issuable upon conversion of the new notes is effective and available for use and is expected to remain effective and available for use during the redemption period as of the date of the redemption notice date. The redemption price will be equal to 100% of the principal amount of the new notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

If we undergo a fundamental change (as defined in the indenture related to the new notes), holders may require us to repurchase for cash all or any portion of their new notes at a fundamental change repurchase price equal to 100% of the principal amount of the new notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following a notice of redemption or certain corporate events that occur prior to the maturity date, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its new notes in connection with such notice of redemption or corporate event. In certain circumstances, we will be required to pay cash in lieu of delivering make whole shares unless we obtain stockholder approval to issue shares.

The indenture governing the new notes will contain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

  ▪
  incur additional indebtedness, guarantee indebtedness or issue disqualified stock or, in the case of such subsidiaries, preferred stock;

  ▪
  declare or pay dividends on, repurchase or make distributions in respect of, their capital stock or make other restricted payments;

  ▪
  make investments or acquisitions;

  ▪
  create liens;

  ▪
  enter into agreements restricting certain subsidiaries' ability to pay dividends or make other intercompany transfers;

  ▪
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets and the assets of our restricted subsidiaries;

  ▪
  enter into transactions with affiliates;

  ▪
  sell, transfer or otherwise convey certain assets; and

  ▪
  prepay certain types of indebtedness.

Certain of these covenants will cease to apply upon the occurrence of certain events that constitute a fundamental change under the indenture governing the new notes or at such time as 25% or less of the initial aggregate principal amount of the new notes remain outstanding.

Credit Agreement

On July 16, 2019, we entered into the credit agreement, with Solar, as collateral agent, and the lenders from time to time party thereto (collectively, the "Solar Lenders"). Pursuant to the credit agreement, we may potentially borrow a term loan in an aggregate principal amount of $45.0 million (the "Solar Term Loan"). The closing of the credit agreement and the funding of the Solar Term Loan are expected to occur concurrently with the closing of the concurrent notes offering and are subject to the receipt of at least $40.0 million in net proceeds (after giving effect to certain repurchases of the existing notes with a portion of the proceeds of the concurrent notes offering at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon) from this offering and the concurrent notes offering, the receipt of requisite consents under the consent solicitation (as described elsewhere herein) and customary closing conditions. We expect to use the proceeds of the Solar Term Loan to repay in full the outstanding borrowings under, and terminate, the Oxford/SVB Facility and for working capital and general corporate purposes. Assuming our repurchase of a total of $37.0 million aggregate principal amount of existing notes, we would need to raise at least $77.0 million in net proceeds from this offering and the concurrent notes offering to satisfy the closing conditions for the concurrent notes offering and the credit agreement.

Interest on the Solar Term Loan will be payable monthly at a floating annual rate of 6.50%, plus the greater of (i) the rate per annum rate published by the Intercontinental Exchange Benchmark Administration Ltd. and (ii) 2.48%, provided that the minimum floor interest rate is 8.98%. The maturity date for the Term Loans will be July 1, 2024 (the "Solar Maturity Date"). Commencing on August 1, 2021, we will be required to make monthly principal amortization payments; provided that the interest only period may be extended to (i) August 1, 2022 if our product revenue is greater than or equal to $40.0 million on a trailing six-month basis prior to the second anniversary of the effective date and (ii) August 1, 2023 if our product revenue is greater than or equal to $75.0 million on a trailing six-month basis after the achievement of the first extension.

We may elect to prepay the Solar Term Loan prior to the Solar Maturity Date subject to a prepayment fee equal to 3.00% if the prepayment occurs within one year of the effective date, 2.00% if the prepayment occurs during the second year following the effective date, and 1.00% if the prepayment occurs more than two years after the effective date and prior to the Solar Maturity Date.

The credit agreement contains customary events of default, including bankruptcy, the failure to make payments when due, the occurrence of a material impairment on the Solar Lenders' security interest over the collateral, a material adverse change, the occurrence of a default under certain other agreements entered into by us and our subsidiaries, the rendering of certain types of judgments against us and our subsidiaries, the revocation of certain government approvals, violation of covenants, and incorrectness of representations and warranties in any material respect. Upon the occurrence of an event of default, subject to specified cure periods, all amounts owed by us would begin to bear interest at a rate that is 5.00%

above the rate effective immediately before the event of default, and may be declared immediately due and payable by the Solar Lenders.

The Solar Term Loan will be secured by substantially all of our and our subsidiaries' assets. The credit agreement also contains specified financial covenants related to our liquidity and trailing six-month revenues. The credit agreement also contains certain restrictive covenants that limit our ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements.

At the closing of the Solar Term Loan, we will issue the Solar Lenders warrants to purchase shares of our common stock. The number of shares issuable upon exercise of the warrants will equal $1,350,000 divided by the exercise price per share. The exercise price per share will equal the lesser of (i) the 10-day trailing average of the price per share of our common stock, as determined as of the close of business on the business day immediately prior to the signing of the Solar Term Loan, (ii) the closing price per share of our common stock on the business day immediately prior to the signing of the Solar Term Loan, (iii) the 10-day trailing average of the price per share of our common stock, as determined as of the close of business on the business day immediately prior to the funding of the Solar Term Loan, or (iv) the closing price per share of our common stock on the business day immediately prior to the funding of the Solar Term Loan. The warrants will be exercisable for ten years from the day of issuance. The Solar Lenders also have the right to net exercise the warrants for shares of our common stock.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) of the ownership and disposition of shares of our common stock issued pursuant to this offering. This discussion is limited to non-U.S. holders who hold shares of our common stock as a capital asset within the meaning of section 1221 of the Code (generally, for investment). This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those discussed below. This summary is general in nature and does not address all aspects of U.S. federal income taxes and does not address state, local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. In addition, it does not deal with all tax considerations that may be relevant to holders in light of their personal circumstances or particular situations, such as:

  ▪
  holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements, corporations that accumulate earnings to avoid U.S. federal income tax or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

  ▪
  persons holding shares of common stock as a part of an integrated or conversion transaction or a straddle or persons deemed to sell shares of common stock under the constructive sale provisions of the Code;

  ▪
  S corporations, partnerships or other entities classified as partnerships for U.S. federal income tax purposes or other pass through entities, or investors in such pass-through entities holding shares of our common stock; or

  ▪
  "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid federal income tax or certain former citizens or long-term residents of the United States.

If an entity or arrangement treated as a partnership holds shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding the shares of common stock should consult their tax advisors regarding the tax considerations generally applicable to them of the ownership and disposition of the shares of common stock.

We have not sought, nor will we seek, a ruling from the Internal Revenue Service (the "IRS"), with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax considerations of the ownership and disposition of the shares of common stock or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SHARES OF COMMON STOCK.

As used herein, the term "non-U.S. holder" means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

  ▪
  an individual who is a citizen or resident of the United States;

  ▪
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  ▪
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  ▪
  a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

Distributions, if any, on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in "Sale, Exchange or Other Taxable Disposition."

Subject to the discussion below regarding effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so requires, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the United States and such holder's country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Disposition

Subject to the discussions of backup withholding and withholding on foreign accounts below, any gain realized by a non-U.S. holder on the sale, exchange or other taxable disposition of shares of common stock will not be subject to U.S. federal income tax unless:

  ▪
  such gain is effectively connected with a non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base);

  ▪
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met; or

  ▪
  we are or have been a "U.S. real property holding corporation," or a USRPHC, for U.S. federal income tax purposes during the shorter of the non-U.S. holder's holding period or the five-year period ending on the date of disposition of the shares of common stock and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs.

If a non-U.S. holder's gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange or other taxable disposition of shares of common stock. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits.

If a non-U.S. holder is described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain recognized on the sale, exchange or other taxable disposition of shares of common stock (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States.

In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a U.S. real property holding corporation, so long as our common stock remains regularly traded on an established securities market (as defined by applicable U.S. Treasury Regulations), our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends paid in respect of our common stock and the tax withheld. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non-U.S. holder will generally not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non-U.S. status by providing a valid IRS

Form W-8BEN or W-8BEN-E (or successor form) or W-8ECI, or otherwise establishes an exemption, provided we do not have actual knowledge or reason to know such non-U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in "Distributions," will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder's U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Withholding on Foreign Accounts

The Foreign Account Tax Compliance Act ("FATCA") imposes withholding at a 30% rate on certain types of "withholdable payments" (including, subject to the discussion of certain proposed U.S. Treasury Regulations below, dividends paid on, and the gross proceeds from the sale or other disposition of, stock in a U.S. corporation) made to a "foreign financial institution" or to a "non-financial foreign entity" (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner.

FATCA withholding currently applies to dividends on our shares of common stock. The U.S. Treasury recently released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the application of FATCA to the shares of our common stock.

UNDERWRITING

The underwriter, Jefferies LLC, is acting as sole book-running manager of the offering. Subject to the terms and conditions set forth in the underwriting agreement, dated July 17, 2019, between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 22,727,273 shares of our common stock.

The underwriting agreement provides that the obligation of the underwriter to purchase the shares included in this offering is subject to certain conditions precedent such as the receipt by the underwriter of officers' certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discount and Expenses

The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.0396 per share of common stock. After the offering, the initial public offering price and concession may be changed by the underwriter. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discount that we are to pay the underwriter and the proceeds to us, before expenses, in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase additional shares.

	PER SHARE
			TOTAL
		Full Exercise
	No Exercise		No Exercise	Full Exercise
Public offering price	$1.10	$1.10	$25,000,000	$28,749,999
Underwriting discount	$0.066	$0.066	$1,500,000	$1,725,000
Proceeds to us, before expenses	$1.034	$1.034	$23,500,000	$27,024,999

We estimate that expenses payable by us in connection with this offering, other than the underwriting discount referred to above, will be approximately $0.3 million. We have also agreed to reimburse the underwriter for certain of its expenses incurred in connection with the offering.

Listing

Our common stock is listed on the NYSE American under the symbol "SENS."

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 3,409,090 shares of our common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discount.

No Sales of Similar Securities

We and all directors and executive officers and certain holders of our outstanding common stock have agreed that, without the prior written consent of the underwriter, we and they will not, during the period ending 90 days after the date of this prospectus supplement (the "Restricted Period"), among other things and as applicable:

  ▪
  sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a put equivalent position or liquidate or decrease any call equivalent position, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, in each case whether effected directly or indirectly, any common stock, options, warrants or any rights to acquire common stock or any securities convertible into or exercisable or exchangeable for common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into common stock;

  ▪
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

  ▪
  make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any common stock or any securities convertible into or exercisable or exchangeable for common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration;

  ▪
  publicly announce any intention to do any of the foregoing during the Restricted Period;

  ▪
  subject to certain exceptions, file any registration statement with the SEC relating to the offering of any common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  ▪
  effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the shares outstanding shares of common stock.

Subject to certain exceptions and conditions, the restrictions described in the immediately preceding paragraph do not apply to:

  ▪
  the sale of the shares of our common stock offered hereby to the underwriter;

  ▪
  any shares of our common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof;

  ▪
  any shares issued or options to purchase shares granted pursuant to any stock option, stock bonus or other stock plan or arrangement described in this prospectus supplement;

  ▪
  the issuance of warrants to purchase shares of our common stock to Solar or its affiliates solely in connection with our entry into the credit agreement;

  ▪
  the sale of convertible senior notes to the initial purchaser in the concurrent offering of convertible senior notes;

  ▪
  any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock issued pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, up to 5% of outstanding shares of common stock in aggregate on the date hereof, as long as the recipients of such securities also agree not to sell or transfer those securities without the prior written consent of the underwriter for a period of 90 days from the date hereof; or

  ▪
  certain other related transfers of shares of our common stock or related securities with respect to our directors and executive officers and certain holders of our outstanding common stock.

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

"Covered" short sales are sales made in an amount not greater than the underwriter's option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

"Naked" short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

The prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. The underwriter is acting as initial purchaser in our concurrent offering of convertible senior notes.

In the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

The shares of our common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the shares of our common stock or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the shares of our common stock or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

In relation to each member state of the European Economic Area (each, a "Member State"), no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the relevant competent authority in that Member State in accordance with the Prospectus Directive, except that an offer of such securities may be made to the public in that Member State:

  (a)
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter; or

  (c)
  to any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of our common stock. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any shares of our common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and any offers of shares of our common stock have not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes "(CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Korea

The shares of our common stock have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the shares of our common stock have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the shares of our common stock, the shares of our common stock may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Regulation on Issuance, Public Disclosure, etc. of securities of Korea, a "Korean QIB") registered with the Korea Financial Investment Association (the "KOFIA") as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of shares of our common stock of Korea, provided that (a) the shares of our common stock are denominated, and the dividend payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent of the aggregate issue amount of the shares of our common stock, (c) the shares of our common stock are listed on one of the major overseas securities markets designated by the

Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement and the offering circular and (e) the Company and the underwriter shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Brazil

For purposes of Brazilian law, this offer of securities is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon elsewhere or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone, without our prior express and written consent.

This offering does not constitute or form part of any public offering of shares of our common stock in Brazil and, accordingly, has not been and will not be registered under Brazilian Federal Law No. 6385 of December 7, 1976, as amended, Brazilian Securities Commission (Comissão de Valores Mobilários) Rule (Instrução) No. 400 of December 29, 2003, as amended, or under any other Brazilian securities law or regulation. Furthermore, shares of our common stock and we have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobilários) under Rule (Instrução) No. 480 of December 7, 2009, as amended.

Therefore, the shares of our common stock offered hereby have not been, will not be and may not be offered for sale or sold in Brazil except in circumstances that do not constitute a public offering or other unauthorized distribution under applicable Brazilian laws and regulations. Documents relating to the shares of our common stock, as well as the information contained therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale of the shares of our common stock to the public in Brazil.

Hong Kong

The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(1) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

 LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Cooley LLP, Reston, Virginia. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is counsel for the underwriter in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.senseonics.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or any document previously incorporated by reference have been modified or superseded. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-37717. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  ▪
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019;

  ▪
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 9, 2019;

  ▪
  our Current Reports on Form 8-K filed with the SEC on January 7, 2019, February 4, 2019, June 5, 2019, June 21, 2019 and July 16, 2019 to the extent the information in such reports is filed and not furnished;

  ▪
  our Proxy Statement filed with the SEC on April 18, 2019, to the extent the information therein is filed and not furnished; and

  ▪
  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on March 11, 2016, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Senseonics Holdings, Inc.
Attn: Investor Relations
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260

PROSPECTUS

$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer up to $200,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NYSE American under the symbol "SENS." On March 28, 2018, the last reported sale price of our common stock was $2.79 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE American or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 8 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 19, 2018.

ABOUT THIS PROSPECTUS	1
SUMMARY	2
RISK FACTORS	8
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
RATIO OF EARNINGS TO FIXED CHARGES	9
USE OF PROCEEDS	9
DESCRIPTION OF CAPITAL STOCK	10
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	23
LEGAL OWNERSHIP OF SECURITIES	26
PLAN OF DISTRIBUTION	29
LEGAL MATTERS	31
EXPERTS	31
WHERE YOU CAN FIND MORE INFORMATION	31
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	32

 ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information by Reference," before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

 SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms "Senseonics," "the Company," "we," "us" and "our" refer to Senseonics Holdings, Inc. and, where appropriate, our subsidiary. We use Senseonics, the Senseonics logo, Eversense and Eversense XL as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

Company Overview

We are a medical technology company focused on the design, development and commercialization of glucose monitoring products to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. Our continuous glucose monitoring, or CGM, systems, Eversense and Eversense XL, are reliable, long-term, implantable CGM systems that we have designed to continually and accurately measure glucose levels in people with diabetes for a period of up to 90 and 180 days, respectively, as compared to six to fourteen days for currently available CGM systems. We believe Eversense and Eversense XL will provide people with diabetes with a more convenient method to monitor their glucose levels in comparison to the traditional method of self-monitoring of blood glucose, or SMBG, as well as currently available CGM systems. In our U.S. pivotal clinical trial, we observed that Eversense measured glucose levels over 90 days with a degree of accuracy superior to that of other currently available CGM systems. Our Eversense and Eversense XL systems are currently approved for sale in Europe and we submitted our pre-market approval, or PMA, application for Eversense to the U.S. Food and Drug Administration, or FDA, in October 2016. On March 29, 2018, we had a meeting with the FDA Clinical Chemistry and Clinical Toxicology Devices Panel, during which the panel voted that the Eversense benefits outweighed the risks by a count of 8 to 0. The panel also voted 8 to 0 in favor of the safety and 8 to 0 in favor of the efficacy of Eversense. We anticipate that FDA's decision on our PMA application might occur within two to four months following the panel meeting. If we receive FDA approval, we intend to initiate commercial launch in the United States promptly following the receipt of PMA approval.

Diabetes is a chronic, life-threatening disease for which there is no known cure. The disease is caused by the body's inability to produce or effectively utilize the hormone insulin, which prevents the body from adequately regulating blood glucose levels. If diabetes is not managed properly, it can lead to serious health conditions and complications, including heart disease, limb amputations, loss of kidney function, blindness, seizures, coma and even death. According to the 2017 International Diabetes Federation Atlas, an estimated 425 million people worldwide had diabetes as of the date of the report. The number of people with diabetes worldwide is estimated to grow to 629 million by 2045, driven primarily by growth in Type 2 diabetes and due to various reasons, including changes in dietary trends, an aging population and increased prevalence of the disease in younger people. Diabetes is typically classified into two primary types. Type 1 diabetes is an autoimmune disorder that usually develops during childhood and is characterized by the inability of the body to produce insulin, resulting from destruction of the insulin producing beta cells of the pancreas. Type 2 diabetes is a metabolic disorder that results when the body is unable to produce sufficient amounts of insulin or becomes insulin resistant. People with Type 1 diabetes must administer insulin, either by injection or insulin pump, to survive. People with Type 2 diabetes may require diet and nutrition management, exercise, oral medications or the administration of insulin to regulate blood glucose levels. In the next few years, we expect the growth in sales of CGM systems to be driven primarily by increased penetration of CGM in the Type 1 diabetic population.

In an attempt to maintain blood glucose levels within the normal range, many people with diabetes seek to actively monitor their blood glucose levels. The traditional SMBG method of glucose monitoring requires lancing the fingertips, commonly referred to as fingersticks, multiple times per day and night to obtain a blood drop to be applied to a test strip inside a blood glucose meter. This method of monitoring glucose levels is inconvenient and can be painful and, because each measurement represents a single blood glucose value at a single point in time, it provides limited information regarding trends in blood glucose levels. In contrast, CGM systems are generally less painful and involve the insertion of sensors into the body to measure glucose levels in the interstitial fluid throughout the day and night, providing real-time data that shows trends in glucose measurements. Since CGM measurements from interstitial tissue are inherently less accurate than test-strip measurements made directly from the blood, the FDA and other device regulators historically have required that CGMs be labeled and marketed as "adjunctive" to test-strip measurements, with instructions that patients confirm CGM measurements with test-strip measurements using blood obtained from fingersticks prior to self-medicating. Recent improvements in the accuracy of CGM systems have led to the FDA issuing the first "non-adjunctive" label in 2016. We expect that the approval of the Eversense PMA will have an "adjunctive" label initially. Our plans will be to pursue a "non-adjunctive" label as soon as possible. Currently available CGM systems are often inconvenient, requiring frequent sensor replacement and an extra device, called a receiver, to monitor glucose readings, and have limited safety features.

We believe we have an $18.0 billion market potential in the United States for our products and systems. According to the National Diabetes Statistics Report, as of the end of 2015, there are approximately 23 million patients diagnosed with diabetes in the United States. We estimate that 6.9 million of these diabetes patients take insulin.

European Development and Commercialization of Eversense

In May 2016, we received our CE mark for Eversense, which allows us to market and sell Eversense in Europe. In connection with our CE Mark, we have agreed to conduct post-market surveillance activities. In June 2016, we commenced commercialization of Eversense in Sweden through our exclusive distribution agreement with Rubin Medical, or Rubin, which also has the right to distribute Eversense in Norway and Denmark. Rubin markets and sells medical products for diabetes treatment in the Scandinavian region.

In May 2016, we entered into a distribution agreement with Roche Diagnostics International AG and Roche Diabetes Care GmbH, together referred to as Roche, pursuant to which we granted Roche the exclusive right to market, sell and distribute Eversense in Germany, Italy and the Netherlands. In November 2016, we entered into an amendment to the distribution agreement granting Roche the exclusive right to market, sell and distribute Eversense in Europe, the Middle East and Africa, excluding Sweden, Norway, Denmark, Finland and Israel. Roche is a pioneer in the development of blood glucose monitoring systems and a global leader for diabetes management systems and services. We began distributing Eversense through Roche in Germany in September 2016 and in Italy and the Netherlands in the fourth quarter of 2016. To date, we have begun distributing Eversense in an aggregate of 13 European countries through Rubin and Roche.

In September 2017, we received the CE Mark for Eversense XL, which is indicated for a sensor life of up to 180 days. Eversense XL began commercialization in Europe in the fourth quarter of 2017. In addition, in February 2018, we received approval to market Eversense NOW, which is an application designed to remotely monitor the Eversense users' CGM data in real time.

United States Development of Eversense

In 2016, we completed our Precise II pivotal clinical trial in the United States. This trial, which was fully enrolled with 90 subjects, was conducted at eight sites in the United States. In the trial, we measured the accuracy of Eversense measurements through 90 days after insertion. We also assessed safety through 90 days after insertion or through sensor removal. In the trial, we observed a mean absolute relative difference, or MARD, of 8.5% utilizing two calibration points for Eversense across the 40-400 mg/dL range when compared to YSI blood reference values during the 90-day continuous wear period. We also observed a MARD of 9.5% utilizing one calibration point for Eversense across the 40-400 mg/dL range when compared to YSI blood reference values during the 90-day continuous wear period. Based on the data from this trial, in October 2016 we submitted a pre-market approval, or PMA, application to the FDA to market Eversense in the United States for 90-day use. On March 29, 2018, we had a meeting with the FDA Clinical Chemistry and Clinical Toxicology Devices Panel, during which the panel voted that the Eversense benefits outweighed the risks by a count of 8 to 0. The panel also voted 8 to 0 in favor of the safety and 8 to 0 in favor of the efficacy of Eversense. We anticipate that FDA's decision on our PMA application might occur within two to four months following the panel meeting. However, the ultimate timing of FDA's decision is uncertain and will depend on many factors. Accordingly, we cannot guarantee the timing of receipt of PMA approval, if at all. For commercialization in the United States, we intend to distribute our product through our own direct sales and marketing organization. We have received Category III CPT codes for the insertion and removal of the Eversense sensor. We intend to pursue a Category I CPT code in the future.

Corporate Information

We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, pursuant to the Merger Agreement and the transactions contemplated thereby, or the Acquisition, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. From its inception in 1996 until 2010, Senseonics, Incorporated devoted substantially all of its resources to researching various sensor technologies and platforms. Beginning in 2010, the company narrowed its focus to designing, developing and refining a commercially viable glucose monitoring system.

In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.

Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Our telephone number is (301) 515-7260. Our website is located at http://www.senseonics.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

  ▪
  being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

  ▪
  not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

  ▪
  not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

  ▪
  reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

  ▪
  not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) December 31, 2019; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous six years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced burdens. For example, we have taken advantage of the reduced reporting requirements with respect to disclosure regarding our executive compensation arrangements, have presented only two years of audited financial statements and only two years of related "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in our public filings, and have taken advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $200,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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  designation or classification;

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  aggregate principal amount or aggregate offering price;

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  maturity;
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  original issue discount, if any;
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  rates and times of payment of interest or dividends, if any;

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  redemption, conversion, exchange or sinking fund terms, if any;

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  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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  ranking;

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  restrictive covenants, if any;

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  voting or other rights, if any; and

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  important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

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  the names of those underwriters or agents;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the estimated net proceeds to us.

Common Stock.    We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate up to 5,000,000 shares of preferred stock in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder's option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or preferred stock. Conversion may be mandatory or at the holder's option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants.    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

 RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management's current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents incorporated by reference herein.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

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  the timing of, and our ability to obtain and maintain regulatory approval of, Eversense in the United States;

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  our ability to maintain regulatory approval of Eversense and Eversense XL in Europe;

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  the clinical utility of Eversense;

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  our ability to develop future generations of Eversense;

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  our ability to access our credit facilities in the future;

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  the timing and availability of data from our clinical trials;

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  the timing of our planned regulatory filings;

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  our future development priorities;

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  our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

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  our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

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  our commercialization, marketing and manufacturing capabilities and strategy;

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  our ability to comply with applicable regulatory requirements;

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  our ability to maintain our intellectual property position;

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  our estimates regarding the size of, and future growth in, the market for CGM systems;

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  our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and

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  our estimates regarding our future expenses and needs for additional financing.

In some cases, you can identify forward-looking statements by the words "may," "might," "can," "will," "to be," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "likely," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the "Risk Factors" section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

 DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 250,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, all of which shares of preferred stock were undesignated as of December 31, 2017. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of December 31, 2017, we had outstanding 136,882,735 shares of common stock.

Common Stock

  Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

  Dividends

Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

  Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.

  Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Registration Rights

We and certain holders of our common stock have entered into a registration rights agreement. The registration rights provisions of this agreement provide those holders with demand, piggyback and Form S-3 registration rights. The shares subject to such rights are referred to herein as "Registrable Shares."

In addition, pursuant to the terms of our certain of our warrants to purchase common stock held by Oxford Finance LLC, or Oxford, Oxford has piggyback registration rights with respect to the shares of common stock issuable upon the exercise of the warrants on the same terms as are set forth in the registration rights agreement.

  Demand Registration Rights

The holders of at least a majority of the Registrable Shares in the aggregate, or a lesser percent if the anticipated aggregate offering price would exceed $10.0 million, have the right to demand that we filed up to a total of two registration statements. These registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we are required to effect the registration as expeditiously as possible. An aggregate of approximately 33.8 million shares of common stock are entitled to these demand registration rights.

  Piggyback Registration Rights

If we propose to register any of our securities under the Securities Act of 1933, as amended, either for our own account or for the account of other stockholders, the holders of Registrable Shares and Oxford will each be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances. An aggregate of approximately 34.1 million shares of common stock are entitled to these piggyback registration rights. The holders of piggyback registration rights under our registration rights agreement and Oxford have waived these rights as they may apply to the filing of the registration statement of which this prospectus is a part.

  Registration on Form S-3

If we are eligible to file a registration statement on Form S-3, the holders of Registrable Shares will be entitled, upon their written request, to have such shares registered by us on a Form S-3 registration statement at our expense, provided that such requested registration has an anticipated aggregate offering size to the public of at least $1.0 million and subject to other specified conditions and limitations. An aggregate of approximately 33.8 million shares of common stock are entitled to these Form S-3 registration rights.

  Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

  Termination of Registration Rights

The registration rights granted under the registration rights agreement will terminate on August 4, 2025 or, if earlier, with respect to a particular holder, at such time as that holder and its affiliates may sell all of their shares of common stock pursuant to Rule 144 under the Securities Act without any restrictions on volume.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, or the Restated Certificate, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents.    Our Restated Certificate and Amended and Restated Bylaws, or Bylaws, each as amended to date, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Our Restated Certificate does not provide otherwise. In addition, the Restated Certificate provides that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Restated Certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Restated Certificate and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Delaware Takeover Statute.    We are subject to Section 203 of the DGCL, which regulates acquisitions of some Delaware corporations. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

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  the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

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  upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL defines a "business combination" to include any of the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the corporation's assets or outstanding stock involving the interested stockholder;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an "interested stockholder" as any person who, together with the person's affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent's address is 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the NYSE American

Our common stock is listed on the NYSE American under the symbol "SENS."

 DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with "original issue discount," or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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  the title of the series of debt securities;

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  any limit upon the aggregate principal amount that may be issued;

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  the maturity date or dates;

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  the form of the debt securities of the series;

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  the applicability of any guarantees;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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  if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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  the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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  the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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  whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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  if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders' option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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  additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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  additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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  additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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  additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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  additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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  whether interest will be payable in cash or additional debt securities at our or the holders' option and the terms and conditions upon which the election may be made;

  ▪
  the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a "United States person" for federal tax purposes;

  ▪
  any restrictions on transfer, sale or assignment of the debt securities of the series; and

  ▪
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

  ▪
  if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

  ▪
  if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

  ▪
  if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  ▪
  if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  ▪
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  ▪
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

  ▪
  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

  ▪
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

  ▪
  such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

  ▪
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

  ▪
  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

  ▪
  to comply with the provisions described above under "Description of Debt Securities — Consolidation, Merger or Sale";

  ▪
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  ▪
  to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

  ▪
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  ▪
  to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

  ▪
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under "Description of Debt Securities — General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  ▪
  to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

  ▪
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  ▪
  extending the fixed maturity of any debt securities of any series;

  ▪
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

  ▪
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  ▪
  provide for payment;

  ▪
  register the transfer or exchange of debt securities of the series;

  ▪
  replace stolen, lost or mutilated debt securities of the series;

  ▪
  pay principal of and premium and interest on any debt securities of the series;

  ▪
  maintain paying agencies;

  ▪
  hold monies for payment in trust;

  ▪
  recover excess money held by the trustee;

  ▪
  compensate and indemnify the trustee; and

  ▪
  appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

  ▪
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  ▪
  register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Outstanding Debt Securities

On June 30, 2016, we entered into an Amended and Restated Loan and Security Agreement with Oxford and SVB, or the Lenders. Pursuant to the Amended and Restated Loan and Security Agreement, we have borrowed an aggregate principal amount of $25.0 million in the following three tranches: $15.0 million, or the Tranche 1 Term Loan; $5.0 million, or the Tranche 2 Term Loan; and $5.0 million, or the Tranche 3 Term Loan. We refer to each of the tranches as a Term Loan, and collectively, the Term Loans. The funding conditions for the Tranche 1 Term Loan were satisfied as of June 30, 2016. Therefore, we issued secured notes to the Lenders for aggregate gross proceeds of $15.0 million, or the Notes, on June 30, 2016. We used approximately $11.0 million from the proceeds from the Notes to repay the outstanding balance under our previously existing Loan and Security Agreement with Oxford, dated as of July 31, 2014, including the applicable final payment fee due thereunder of $1 million. On November 22, 2016, the funding conditions for the Tranche 2 Term Loan were satisfied; therefore we issued secured notes to the Lenders for aggregate gross proceeds of $5.0 million. On March 29, 2017, the funding conditions for the Tranche 3 Term Loan were satisfied; therefore we issued secured notes to the Lenders for aggregate gross proceeds of $5.0 million. The maturity date for all Term Loans is June 1, 2020, or the Maturity Date.

The Term Loans bear interest at a floating annual rate of 6.31% plus the greater of (i) 90-day U.S. Dollar LIBOR reported in the Wall Street Journal or (ii) 0.64%, provided that the minimum floor interest rate is 6.95%, and require monthly payments. The monthly payments initially consist of interest-only. Beginning on January 1, 2018, the monthly payments converted to payments of principal and monthly accrued interest, with the principal amount being amortized over the ensuing 30 months.

We may elect to prepay all Term Loans prior to the Maturity Date subject to a prepayment fee equal to 3.00% if the prepayment occurs within one year of the funding date of any Term Loan, 2.00% if the prepayment occurs during the second year following the funding date of any Term Loan, and 1.00% if the prepayment occurs more than two years after the funding date of any Term Loan and prior to the Maturity Date.

The Amended and Restated Loan and Security Agreement contains customary events of default, including bankruptcy, the failure to make payments when due, the occurrence of a material impairment on the Lenders' security interest over the collateral, a material adverse change, the occurrence of a default under certain other agreements entered into by us, the rendering of certain types of judgments against us, the revocation of certain of our government approvals, violation of covenants, and incorrectness of representations and warranties in any material respect. Upon the occurrence of an event of default, subject to specified cure periods, all amounts owed by us would begin to bear interest at a rate that is 5.00% above the rate effective immediately before the event of default, and may be declared immediately due and payable by Lenders.

The Notes are collateralized by all of our consolidated assets. The Notes also contain certain restrictive covenants that limit our ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements.

At maturity (or earlier prepayment), we are also required to make a final payment equal to 9.00% of the aggregate principal balances of the funded Term Loans. This fee is being accrued as additional interest expense over the term of the Notes using the effective interest method.

In January 2018, we issued $50.0 million in aggregate principal amount of convertible senior subordinated notes, or the 2023 Notes, and in February 2018, we issued an additional $3.0 million in aggregate principal amount of 2023 Notes. The 2023 Notes are general, unsecured, senior subordinated obligations and bear interest at a rate of 5.25% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018. The 2023 Notes will mature on February 1, 2023, unless earlier repurchased or converted. Payment of the principal of, and accrued and unpaid interest, if any, on the maturity date, and the fundamental change repurchase price of (excluding cash payable in lieu of delivering fractional shares of our common stock), the 2023 Notes is subordinated to the prior payment in full in cash or other payment satisfactory to the holders of senior debt, of all existing and future senior debt, which includes our indebtedness under the Amended and Restated Loan and Security Agreement with the Lenders and any refinancing thereof.

The 2023 Notes will be convertible into shares of our common stock at the option of the holders at any time prior to the close of business on the business day immediately preceding the maturity date. The conversion rate is initially 294.1176 shares of common stock per $1,000 principal amount of 2023 Notes (equivalent to an initial conversion price of approximately $3.40 per share of common stock), subject to customary adjustments. Holders who convert on or after the date that is six months after the last date of original issuance of the 2023 Notes but prior to February 1, 2021, may also be entitled to receive, under certain circumstances, an interest make-whole payment payable in shares of our common stock. In addition, following certain corporate events that occur prior to the maturity date, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its 2023 Notes in connection with such a corporate event.

 DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

  ▪
  the title of such securities;

  ▪
  the offering price or prices and aggregate number of warrants offered;

  ▪
  the currency or currencies for which the warrants may be purchased;

  ▪
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  ▪
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  ▪
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  ▪
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  ▪
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

  ▪
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  ▪
  the terms of any rights to redeem or call the warrants;

  ▪
  the terms of any rights to force the exercise of the warrants;

  ▪
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  ▪
  the dates on which the right to exercise the warrants will commence and expire;

  ▪
  the manner in which the warrant agreements and warrants may be modified;

  ▪
  a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

  ▪
  the terms of the securities issuable upon exercise of the warrants; and

  ▪
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  ▪
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  ▪
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants to Purchase Common Stock

As of December 31, 2017, we had outstanding warrants to purchase 116,581 shares of common stock at an exercise price of $3.86 per share, which warrants expire June 30, 2026, warrants to purchase 63,025 shares of common stock at an exercise price of $2.38 per share, which warrants expire November 22, 2026, warrants to purchase 80,645 shares of common stock at an exercise price of $1.86 per share, which warrants expire on March 29, 2027, and warrants to purchase 167,570 shares of common stock at an exercise price of $1.79 per share, which warrants expire on November 2, 2020, July 14, 2021, and August 19, 2021. The number of shares of common stock issuable upon the exercise of each warrant is subject to adjustment from time to time upon the occurrence of specified events.

 LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  ▪
  how it handles securities payments and notices;

  ▪
  whether it imposes fees or charges;

  ▪
  how it would handle a request for the holders' consent, if ever required;

  ▪
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  ▪
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  ▪
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "— Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

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  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security;

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  we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

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  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

We may also sell equity securities covered by this registration statement in an "at the market" offering as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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  the name or names of any underwriters, dealers or agents, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

 LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Reston, Virginia.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.senseonics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37717. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and filed with the SEC on March 13, 2018;

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  our Current Reports on Form 8-K filed with the SEC on January 25, 2018, January 26, 2018 (as amended by Amendment No. 1 filed on January 26, 2018) and January 30, 2018, to the extent the information in such reports is filed and not furnished; and

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  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on March 11, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Senseonics Holdings, Inc., Attn: Investor Relations, 20451 Seneca Meadows Parkway, Germantown, MD 20876-7005, telephone: (301) 515-7260.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

22,727,273 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

July 18, 2019